 Filed pursuant to Rule 424(b)(8)

Registration No. 333-198502

PROSPECTUS SUPPLEMENT NO. 6

(To the Prospectus Dated June 3, 2015)

5,768,470 Shares of Common Stock

Sysorex Global

This Prospectus Supplement No. 6 (the “Prospectus Supplement”) supplements our Prospectus dated June 3, 2015, as supplemented by Prospectus Supplement No. 1 dated August 10, 2015, Prospectus Supplement No. 2 dated October 2, 2015, Prospectus Supplement No. 3 dated October 19, 2015, Prospectus Supplement No. 4 dated November 18, 2015, and Prospectus Supplement No. 5 dated December 10, 2015 (collectively, the “Prospectus”), relating to the offer and sale of up to 5,768,470 shares of common stock, par value $0.001, of Sysorex Global, a Nevada corporation (the “Company,” “Sysorex,” “us,” “our,” or “we”), by the selling stockholders identified on page 27 of the Prospectus. We are not selling any securities under this Prospectus Supplement and the Prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders.

The selling stockholders may sell the shares of common stock described in the Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholders may sell the shares of common stock being registered pursuant to this Prospectus Supplement and the Prospectus.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

We are an “emerging growth company” under the Federal Securities laws and are subject to reduced public company reporting requirements as set forth on page 2 of the Prospectus. Our common stock is currently quoted on The Nasdaq Capital Market under the symbol “SYRX.” On April 5, 2016, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.61.

Recent Developments

This Prospectus Supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2015 (the “Current Report”). Accordingly, we have attached the Current Report to this Prospectus Supplement. Any statement contained in the Prospectus shall be deemed to be modified or superseded to the extent that information in this Prospectus Supplement modifies or supersedes such statement. Any statement that is modified or superseded shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Prospectus Supplement.

This Prospectus Supplement should be read in conjunction with, and may not be delivered or utilized without, the Prospectus.

In reviewing this Prospectus Supplement, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 4 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the prospectus.  Any representation to the contrary is a criminal offense.

This Prospectus Supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The date of this Prospectus Supplement is April 6, 2016.

ADDITIONAL INFORMATION

You should rely only on the information contained or incorporated by reference in the Prospectus, this Prospectus Supplement, and in any other accompanying prospectus supplement. No one has been authorized to provide you with different information. The shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in the Prospectus, this Prospectus Supplement or any other prospectus supplement is accurate as of any date other than the date on the front of such documents.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015 (December 14, 2015)

SYSOREX GLOBAL HOLDINGS CORP.

 (Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2015, the board of directors of Sysorex Global Holdings Corp. (“we” or the “Company”) resolved by unanimous written consent to carry out a series of reorganization transactions (the “Reorganization Transactions”), as more fully described below, to streamline the organizational structure of the Company and its direct and indirect subsidiaries. The following material definitive agreements were entered into as part of the Reorganization Transactions.

Sysorex Government Stock Assignment Agreement

On December 14, 2015, in connection with the Reorganization Transactions, we entered into a Stock Assignment Agreement with our wholly owned subsidiaries Sysorex Federal, Inc. (“Sysorex Federal”) and Lilien Systems (“Lilien”), pursuant to which Sysorex Federal assigned to the Company all of the issued and outstanding shares of capital stock of Sysorex Government Services, Inc. (“Sysorex Government”) and immediately thereafter, the Company assigned all of those shares to Lilien. As a result of the consecutive assignments, effective as of December 16, 2015, Sysorex Government became a wholly owned subsidiary of Lilien.

The preceding description of the Stock Assignment Agreement is a summary and is qualified in its entirety by the full text of the agreement, which is attached to this Current Report as Exhibit 10.1 and incorporated by reference herein.

AirPatrol Research Stock Assignment Agreement

On December 14, 2015, in connection with the Reorganization Transactions, we entered into a Stock Assignment Agreement with AirPatrol Corp., our wholly owned subsidiary (“AirPatrol”), pursuant to which AirPatrol assigned to the Company all of the issued and outstanding shares of capital stock of AirPatrol Research Corp., a wholly owned subsidiary of AirPatrol (“AirPatrol Research”), effective as of December 16, 2015. As a result of the assignment, AirPatrol Research became a direct wholly-owned subsidiary of the Company.

The preceding description of the Stock Assignment Agreement is a summary and is qualified in its entirety by the full text of the agreement, which is attached to this Current Report as Exhibit 10.2 and incorporated by reference herein.

Sysorex Global Merger Agreement

On December 14, 2015, in connection with the Reorganization Transactions, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sysorex Global, our wholly-owned Nevada subsidiary formed solely for the purpose of changing our corporate name from Sysorex Global Holdings Corp. to Sysorex Global. The subsidiary will be merged with and into us and we will be the surviving company, effective as of January 1, 2016. In accordance with Section 92A.180 of the Nevada Revised Statutes, stockholder approval of the short-form merger was not required.

The merger and resulting name change do not affect the rights of our security holders. Our securities will continue to trade on The NASDAQ Capital Market under the trading symbol “SYRX.” Following the name change, the stock certificates, which reflect our prior corporate name, will continue to be valid. Certificates reflecting the new corporate name will be issued in due course as old stock certificates are tendered for exchange or transfer to our transfer agent.

The description of the Merger Agreement is a summary and is qualified in its entirety by the full text of the agreement, which is attached to this Current Report as Exhibit 10.3 and incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To effectuate the short-form merger, we filed Articles of Merger with the Secretary of State of the State of Nevada which provide that our Articles of Incorporation will be amended to change the Company’s name to “Sysorex Global”, effective as of January 1, 2016. A copy of the Articles of Merger is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

2

Item 8.01 Other Events.

On December 4, 2015, the Company’s board of directors resolved by unanimous written consent to carry out the Reorganization Transactions, which include: (1) statutory mergers (the “Mergers”) of AirPatrol, and Shoom Inc., our wholly owned subsidiary (“Shoom”), with and into Lilien, pursuant to which Lilien will be the surviving corporation and will change its name to “Sysorex USA”; (2) immediately prior to the consummation of the Mergers, an assignment from AirPatrol to the Company of all shares of capital stock of AirPatrol Research, pursuant to which AirPatrol Research will become a direct subsidiary of the Company; (3) the amendment of AirPatrol Research’s Notice of Articles to change its name to “Sysorex Canada Corp.” (“AirPatrol Research Name Change”); (4) the dissolution and winding up of Sysorex Federal, in which Sysorex Federal will assign and transfer all of its assets, including all outstanding shares of capital stock of Sysorex Government, to the Company, and the Company will assume Sysorex Federal’s debts and liabilities; (5) an assignment from the Company to Lilien of all outstanding shares of capital stock of Sysorex Government, pursuant to which Sysorex Government will become a direct subsidiary of Lilien; and (6) a short-form statutory merger of the Company with a newly-formed wholly-owned Nevada corporation, pursuant to which the Company will change its name to “Sysorex Global” (collectively, the “Reorganization Transactions”). Below are two charts showing the organizational structure of the Company and its subsidiaries before and after the Reorganization Transactions.

Pre-Reorganization Chart

3

Post-Reorganization Chart

In furtherance of the Reorganization Transactions, Sysorex Federal filed a Certificate of Dissolution with the Secretary of State of the State of Delaware on December 8, 2015. Lilien, AirPatrol and Shoom entered into an Agreement of Merger and filed the Agreement of Merger with the Secretary of State of the State of California and the Articles of Merger with the Secretary of State of the State of Nevada on December 14, 2015. The Mergers and Lilien’s name change to “Sysorex USA” will take effect on January 1, 2016. The AirPatrol Research Name Change will take effect on January 1, 2016.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Articles of Merger

10.1	Sysorex Government Stock Assignment Agreement

10.2	AirPatrol Research Stock Assignment Agreement

10.3	Sysorex Global Merger Agreement

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX GLOBAL HOLDINGS CORP.

Date: December 18, 2015	By:	/s/ Nadir Ali
Name: Nadir Ali Title: Chief Executive Officer

5

Exhibit Index

Exhibit No.	Description
3.1	Articles of Merger

10.1	Sysorex Government Stock Assignment Agreement

10.2	AirPatrol Research Stock Assignment Agreement

10.3	Sysorex Global Merger Agreement

6

Exhibit 3.1

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger

(Pursuant to NRS Chapter 92A)

1)	Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐	If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.

Sysorex Global
Name of merging entity

Nevada	Corporation
Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

and,

Sysorex Global Holdings Corp.
Name of surviving entity

Nevada	Corporation
Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 1
Revised: 1-5-15

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

3)	Choose one:

☐	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4)	Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity):

☐	If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a)	Owner's approval was not required from

Sysorex Global
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Sysorex Global Holdings Corp.
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 2
Revised: 1-5-15

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(b)	The plan was approved by the required consent of the owners of *;

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 3
Revised: 1-5-15

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 4
Revised: 1-5-15

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article I of the Restated Articles of Incorporation of the surviving entity is amended to read as follows: "ARTICLE I. NAME The name of the corporation is SYSOREX GLOBAL (the “Corporation”)."

6)	Location of Plan of Merger (check a or b):

☐	(a) The entire plan of merger is attached;

or,

☒	(b)The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date:	January 1, 2016	Time:	12:01 am

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 5
Revised: 1-5-15

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

8)	Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐	if there are more than four merging entitles, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity entity from article eight.

Sysorex Global
Name of merging entity

X /s/ Nadir Ali	President	12/14/2015
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

and,

Sysorex Global Holdings Corp.
Name of surviving entity

X /s/ Nadir Ali	Chief Executive Officer	12/14/2015
Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 6
Revised: 1-5-15

Exhibit 10.1

STOCK ASSIGNMENT AGREEMENT

This STOCK ASSIGNMENT AGREEMENT (this “Agreement”), dated as of December 14, 2015, is made and entered into by and among Sysorex Federal, Inc., a Delaware corporation (“Sysorex Federal”), Sysorex Global Holdings Corp., a Nevada corporation (“Sysorex Holdings”), and Lilien Systems, a California corporation (“Lilien”, and collectively with Sysorex Federal and Sysorex Holdings, the “Parties”).

RECITALS

WHEREAS, Sysorex Federal owns 1,000 issued and outstanding shares of common stock, $3 par value per share (the “Stock”), of Sysorex Government Services, Inc., a Virginia corporation;

WHEREAS, in connection with its dissolution, Sysorex Federal wishes to transfer, assign, and convey to Sysorex Holdings all of Sysorex Federal’s right, title and interest in and to the Stock, and Sysorex Holdings desires to acquire the Stock (the “First Assignment”); and

WHEREAS, immediately following the completion of the First Assignment, in connection with its reorganization, Sysorex Holdings wishes to transfer, assign, and convey to Lilien all of Sysorex Holdings’s right, title and interest in and to the Stock, and Lilien desires to acquire the Stock (the “Second Assignment”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.          First Assignment of Stock; Effectiveness. Sysorex Federal hereby transfers, assigns, and conveys to Sysorex Holdings, and Sysorex Holdings hereby accepts and acquires from Sysorex Federal, the Stock, to be effective on December 16, 2015 (the “Effective Date”).

2.          Second Assignment of Stock; Effectiveness. Immediately following the completion of the First Assignment, Sysorex Holdings hereby transfers, assigns, and conveys to Lilien, and Lilien hereby accepts and acquires from Sysorex Holdings, the Stock, to be effective on the Effective Date.

3.          Assignment Steps. On or prior to the Effective Date, Sysorex Federal and Sysorex Holdings will execute and deliver the stock powers attached hereto, and deliver the share certificates representing the Stock to Lilien. All other necessary actions have been taken to ensure that the execution, delivery, and performance by the Parties of the transactions evidenced by this Agreement have been duly authorized.

4.          Further Assurances. The Parties agree to cooperate at all times from and after the date hereof with respect to any of the matters described herein, and to execute any further deeds, bills of sale, assignments, releases, assumptions, notifications, or other documents as may be reasonably requested by the other parties hereto for the purpose of giving effect to, evidencing, or giving notice of the transactions evidenced by this Agreement.

5.          Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same Agreement. Electronic copies of executed signature pages (whether in .pdf or facsimile format or otherwise) to this Agreement shall have the same effect as original signature pages.

6.          Governing Law. This Agreement shall be governed by the substantive laws of the State of Nevada, without regard to conflict of laws rules thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

Sysorex Federal,
a Delaware corporation

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	President

Sysorex Global Holdings Corp.,
a Nevada corporation

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Chief Executive Officer

Lilien Systems,
a California corporation

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Chief Executive Officer

[Signature Page]

STOCK POWER

December 16, 2015

For value received, the undersigned does hereby sell, assign, and transfer unto Sysorex Global Holdings Corp., a Nevada corporation, 1,000 shares of common stock of Sysorex Government Services, Inc., a Virginia corporation (the “Corporation”), $3 par value per share, as represented by Certificates Nos. 6 and 7, attached hereto, which represent one hundred percent (100%) of the undersigned’s right, title, and interest to common shares of the Corporation standing in the name of the undersigned on the books of the Corporation, and does hereby irrevocably constitute and appoint the Secretary of the Corporation as attorney-in-fact of the undersigned to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

IN WITNESS WHEREOF, the undersigned has executed this stock power as of the day and year first written above.

Sysorex Federal, Inc.,
a Delaware corporation

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	President

STOCK POWER

December 16, 2015

For value received, the undersigned does hereby sell, assign, and transfer unto Lilien Systems, a California corporation, 1,000 shares of common stock of Sysorex Government Services, Inc., a Virginia corporation (the “Corporation”), $3 par value, as represented by Certificates Nos. 6 and 7, attached hereto, which represent one hundred percent (100%) of the undersigned’s right, title, and interest to common shares of the Corporation standing in the name of the undersigned on the books of the Corporation, and does hereby irrevocably constitute and appoint the Secretary of the Corporation as attorney-in-fact of the undersigned to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

IN WITNESS WHEREOF, the undersigned has executed this stock power as of the day and year first written above.

Sysorex Global Holdings Corp.,
a Nevada corporation

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Chief Executive Officer

Exhibit 10.2

STOCK ASSIGNMENT AGREEMENT

This STOCK ASSIGNMENT AGREEMENT (this “Agreement”), dated as of December 14, 2015, is made and entered into by and between AirPatrol Corp., a Nevada corporation (the “Assigner”), and Sysorex Global Holdings Corp., a Nevada corporation (the “Assignee”).

RECITALS

WHEREAS, the Assigner owns 100 issued and outstanding shares of common stock, no par value (the “Stock”) of AirPatrol Research Corp., a Canadian corporation; and

WHEREAS, Assigner wishes to transfer, assign, and convey to Assignee the Stock, and all of Assigner’s right, title and interest in the Stock, and Assignee desires to accept and receive the Stock and to be bound by the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assigner and Assignee hereby agree as follows:

AGREEMENT

1. Assignment of Stock; Effectiveness. Assigner hereby transfers, assigns, and conveys to Assignee, and Assignee hereby accepts and receives from Assigner, the Stock, to be effective on December 16, 2015 (the “Effective Date”).

2. Assignment Steps. On or prior to the Effective Date, Assigner will execute and deliver the stock power attached hereto, and deliver the share certificates representing the Stock to Assignee. All other necessary actions have been taken to ensure that the execution, delivery, and performance by Assigner of the transaction evidenced by this Agreement have been duly authorized.

3. Further Assurances. Assigner and Assignee mutually agree to cooperate at all times from and after the date hereof with respect to any of the matters described herein, and to execute any further deeds, bills of sale, assignments, releases, assumptions, notifications, or other documents as may be reasonably requested by the other party hereto for the purpose of giving effect to, evidencing, or giving notice of the transaction evidenced by this Agreement.

4. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same Agreement. Electronic copies of executed signature pages (whether in .pdf or facsimile format or otherwise) to this Agreement shall have the same effect as original signature pages.

5. Governing Law. This Agreement shall be governed by the substantive laws of the State of Nevada, without regard to conflict of laws rules thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

ASSIGNER:

AirPatrol Corp.,
a Nevada corporation

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	President

ASSIGNEE:

Sysorex Global Holdings Corp.,
a Nevada corporation

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Chief Executive Officer

[Signature Page]

STOCK POWER

December 16, 2015

For value received, the undersigned does hereby sell, assign, and transfer unto Sysorex Global Holdings Corp., a Nevada corporation, 100 shares of common stock of AirPatrol Research Corp., a Canadian corporation (the “Corporation”), no par value, as represented by Certificate No. 1, attached hereto, which represent one hundred percent (100%) of the undersigned’s right, title, and interest to common shares of the Corporation standing in the name of the undersigned on the books of the Corporation, and does hereby irrevocably constitute and appoint the Secretary of the Corporation as attorney-in-fact of the undersigned to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

IN WITNESS WHEREOF, the undersigned has executed this stock power as of the day and year first written above.

AirPatrol Corp.,
a Nevada corporation

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	President

Exhibit 10.3

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

SYSOREX GLOBAL HOLDINGS CORP., A NEVADA CORPORATION

AND

SYSOREX GLOBAL, A NEVADA CORPORATION

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is entered into this 14th day of December, 2015, by and between Sysorex Global Holdings Corp., a Nevada corporation (the “Parent Company”), and Sysorex Global, a Nevada corporation (the “Subsidiary Company”). In consideration of the covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties agree as follows:

1. Background. Parent Company holds all of the issued and outstanding shares of stock of Subsidiary Company. The parties have deemed it advisable and in the best interests of each party and their respective shareholders to merge the Subsidiary Company with and into the Parent Company (the “Merger”) as authorized by the laws of the State of Nevada.

2. Merger; Effectiveness. The Subsidiary Company shall be merged with and into the Parent Company pursuant to the applicable provisions of Chapter 78 and Section 92A.180 of the Nevada Revised Statutes, as amended (the “NRS”), and in accordance with the terms of this Agreement. The Articles of Merger shall be executed by the Parent Company and the Subsidiary Company, filed with the Secretary of State of Nevada, and provide for the Merger to become effective at 12:01 a.m. on January 1, 2016 (the “Effective Time of the Merger”) with the Parent Company being the surviving company of the Merger (the “Surviving Company”).

3. Conversion of Shares. At the Effective Time of the Merger, by virtue of the Merger, every share of the common stock of the Subsidiary Company shall be retired and the certificates shall be deemed cancelled.

4. Governing Documents; Bylaws; Board of Directors. The Articles of Incorporation of the Parent Company in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation of the Surviving Company, provided, however, that the Articles of Merger filed with the Secretary of State of the State of Nevada shall provide that the Articles of Incorporation shall be amended to change the name of the Parent Company to be “Sysorex Global”. The Bylaws of the Parent Company in effect immediately prior to the Effective Time of the Merger shall be the Bylaws of the Surviving Company. The Board of Directors and officers of the Parent Company shall be the Board of Directors and officers of the Surviving Company.

5. Waiver. Pursuant to NRS 92A.180, the Parent Company, the sole shareholder of the Subsidiary Company, waives the requirement that a copy of the plan of merger be mailed to each owner of the Subsidiary Company.

6. Termination. This Agreement may be terminated for any reason at any time before the filing of the Articles of Merger with the Secretary of State of the State of Nevada (whether before or after approval by the shareholders of the Subsidiary Company and the Parent Company, or either of them) by resolution of the Board of Directors of the Parent Company.

7. Amendment. This Agreement may, to the extent permitted by law, be amended, supplemented or interpreted at any time by action taken by the Board of Directors of each of the parties.

8. Governing Law. This Agreement and all matters relating to this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of laws.

9. Counterpart and Facsimile Signatures. This Agreement may be signed in counterparts, each of which shall be an original, but all of which shall constitute one and the same document. Signatures transmitted by facsimile shall be deemed valid execution of this Agreement binding on the parties.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this AGREEMENT AND PLAN OF MERGER as of the date first set forth above.

SYSOREX GLOBAL HOLDINGS CORP.		SYSOREX GLOBAL

By:	/s/ Nadir Ali	By:	/s/ Nadir Ali
Name:	Nadir Ali	Name:	Nadir Ali
Title:	Chief Executive Officer	Title:	President